Exhibit 99.1

Orbital Infrastructure Group Reports Second Quarter 2022 Results

Record Quarterly Revenue of $93.9 Million

Raises Full-Year 2022 Revenue Guidance to a Range of $405 Million to $450 Million

HOUSTON, (August 11, 2022) — Orbital Infrastructure Group, Inc. (Nasdaq: OIG) ("Orbital Infrastructure" or the "Company") today reported its financial results for the second quarter ended June 30, 2022.

Second Quarter Summary

●	Revenues of $93.9 million, compared to $70.3 million in the prior quarter and $11.5 million for the second quarter of 2021;

●	Gross profit of $9.8 million compared to a gross loss of $2.9 million in the second quarter of 2021;

●	Operating loss of $7.7 million, an improvement of $9.9 million from the second quarter of 2021;

●	Adjusted EBITDA from continuing operations was a positive $2.1 million compared to a positive $3.8 million in the prior quarter and a loss of $10.0 million in the second quarter of 2021;

●	Backlog of $495.3 million as of June 30, 2022, with $291.0 million expected to be recognized in the next twelve months.

Item Subsequent to the End of Second Quarter

●	Rebranded to Orbital Infrastructure Group to better reflect Company's go-forward strategy

"Our second quarter results reflect the continued strength of our infrastructure services platform, including our Electric Power and Telecommunications segments," said Jim O'Neil, Vice Chairman and CEO of Orbital Infrastructure Group. “Our backlog and end market drivers remain strong thanks to historic spending to rebuild our electric grid and expand broadband access. Overall, we remain confident in our strategy and believe the mega-trends across our segments will lead to long-term shareholder value.”

Second Quarter 2022 Financial Results

Total revenue was $93.9 million, compared to $70.3 million in the previous quarter and $11.5 million in the second quarter of 2021. The sequential and year-over-year improvement is primarily due to the acquisitions of GTS and Front Line Power last year.

Electric Power revenue for the second quarter was $41.3 million, compared to $39.7 million in the prior quarter and $4.9 million in the second quarter of 2021. The increase was primarily due to the acquisition of Front Line Power. Telecommunications revenue for the second quarter was $20.4 million, compared to $16.1 million in the prior quarter and $6.1 million in the second quarter of 2021. Renewables revenue for the second quarter was $32.3 million, compared to $14.5 million in the prior quarter and $0.5 million in the second quarter of 2021.

Gross profit in the second quarter was $9.8 million, compared to gross profit of $11.6 million in the prior quarter and gross loss of $2.9 million in the second quarter of 2021. Total operating expenses in the second quarter were $17.5 million, compared to $13.4 million in the prior quarter and $14.7 million in the second quarter of 2021. Loss from continuing operations before taxes in the second quarter was $29.7 million, compared to a loss of $36.4 million in the first quarter, and loss of $17.3 million in the second quarter of 2021.

Full Year 2022 Outlook

The Company is raising its full-year consolidated revenue guidance to a range of $405 million to $450 million, from a range of $375 million to $425 million, and reaffirming its full-year Adjusted EBITDA guidance of $38 to $43 million.  The revenue revision is due to improved performance with its Electric Power and Telecommunications segments, which are experiencing significant demand for its services, partially offset by the Renewables segment.

Conference Call

Management will host a conference call today, August 11, 2022 at 8:30 am ET to discuss these results and recent corporate developments. After management's opening remarks, there will be a question-and-answer period. To access the call, please dial (412) 317-1826. A live webcast of the conference call can be accessed via the Investor Relations/Events & Presentations section of the website (http://www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until August 27, 2022. To access the replay of the call dial (412) 317-0088 and provide conference ID 8068575. An archived copy of the webcast will also be available via the website.

About Orbital

Orbital Infrastructure Group, Inc. (Nasdaq: OIG) is a diversified infrastructure services platform, providing engineering, design, construction, and maintenance services to customers in three operating segments; electric power, telecommunications, and renewables.

Beginning in April 2021, Orbital Infrastructure Group transformed its infrastructure strategy with the acquisitions of GTS and Front Line Power Construction, the company's telecommunications and electric power segment platforms, as well as three synergistic "tuck in" acquisitions (IMMCO, Inc, Full Moon Telecom, and Coax Fiber Solutions) and the divestiture of its legacy Orbital Gas Systems business. The Company is now positioned to profitably grow its infrastructure services platform for years to come, organically and through synergistic acquisitions to capitalize on strong multi-year end market drivers in the industries we serve.

Orbital Infrastructure Group is dedicated to maximizing shareholder value, by striving to exceed our customers' expectations, building a diverse workforce, and making a positive difference in the lives of our employees and the communities in which we operate, and contributing to reducing the carbon footprint through the services we provide.

For more information please visit: http://www.orbitalenergygroup.com

Non-GAAP Financial Measures

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Orbital Infrastructure's performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Orbital Infrastructure's operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP. Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Orbital Infrastructure's current and historical results (as applicable): EBITDA and adjusted EBITDA from continuing operations (non-GAAP financial measures) to loss from continuing operations, net of income taxes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the expected use of proceeds.  These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.  These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include the risk factors set forth in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the years ended December 31, 2021, its periodic reports on Form 10-Q, and its Current Reports on Form 8-K filed in 2021 and 2022, as well as the risks identified in the shelf registration statement and the prospectus supplement relating to the offering. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. Orbital undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

Three Part Advisors

John Beisler or Steven Hooser

817-310-8776
investors@orbitalenergygroup.com

Orbital Infrastructure Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2022	2021

Assets:
Current Assets:
Cash and cash equivalents	$31,584	$26,865
Restricted cash - current	123	150
Trade accounts receivable, net of allowance	51,433	48,752
Inventories	1,077	1,335
Contract assets	22,055	7,478
Note receivable, current portion	1,401	3,536
Prepaid expenses and other current assets	8,032	6,919
Assets held for sale - current	4,209	6,679
Total current assets	119,914	101,714

Property and equipment, less accumulated depreciation	27,553	29,638
Investment	1,063	1,063
Right of use assets - Operating leases	19,105	18,247
Right of use assets - Financing leases	13,155	14,702
Goodwill	102,966	100,899
Other intangible assets, net	133,186	142,656
Restricted cash	486	1,026
Note receivable	—	836
Deposits and other assets	1,579	1,558
Total assets	$419,007	$412,339

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$27,595	$10,111
Notes payable, current	117,589	72,774
Line of credit	4,000	2,500
Operating lease obligations - current portion	4,858	4,674
Financing lease obligations - current portion	5,170	4,939
Accrued expenses	31,740	28,301
Contract liabilities	2,367	6,503
Financial instrument liability, current portion	24,080	825
Liabilities held for sale, current	1,380	4,367
Total current liabilities	218,779	134,994
Financial instrument liability, noncurrent portion	15,404	—
Warrant liabilities	7,915	—
Deferred tax liabilities	260	260
Notes payable, less current portion	104,022	156,605
Operating lease obligations, less current portion	14,423	13,555
Financing lease obligations, less current portion	8,320	9,939
Other long-term liabilities	720	720
Total liabilities	369,843	316,073

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at June 30, 2022 or December 31, 2021	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 111,256,659 shares issued and 110,903,596 shares outstanding at June 30, 2022 and 82,259,739 shares issued and 81,906,676 shares outstanding at December 31, 2021	111	82
Additional paid-in capital	329,425	311,487
Treasury stock at cost; 353,063 shares held at June 30, 2022 and December 31, 2021	(413)	(413)
Accumulated deficit	(279,358)	(210,934)
Accumulated other comprehensive loss	(505)	(3,995)
Total Orbital Infrastructure Group, Inc.'s stockholders' equity	49,260	96,227
Noncontrolling interest	(96)	39
Total stockholders' equity	49,164	96,266
Total liabilities and stockholders' equity	$419,007	$412,339

Orbital Infrastructure Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months		For the Six Months
(in thousands, except share and per share amounts)	Ended June 30,		Ended June 30,
	2022	2021	2022	2021

Revenues	$93,913	$11,519	$164,167	$17,080

Cost of revenues	84,097	14,377	142,768	22,459

Gross profit	9,816	(2,858)	21,399	(5,379)

Operating expenses:
Selling, general and administrative expense	12,917	13,743	21,044	25,762
Depreciation and amortization	5,405	1,002	10,728	2,085
Recovery of bad debt	(478)	—	(538)	—
Other operating expense	(322)	(9)	(340)	(9)

Total operating expenses	17,522	14,736	30,894	27,838

Loss from operations	(7,706)	(17,594)	(9,495)	(33,217)

Gain (loss) on extinguishment of debt	(2,213)	1,160	(28,232)	910
Loss on financial instrument	(13,874)	—	(14,802)	—
Gain on warrant liabilities	4,946	—	4,946	—
Other income (expense)	(1,052)	260	(706)	573
Interest expense	(9,813)	(1,096)	(17,852)	(1,830)

Loss from continuing operations before income taxes	(29,712)	(17,270)	(66,141)	(33,564)

Income tax expense (benefit)	382	(8,952)	623	(8,937)

Loss from continuing operations, net of income taxes	(30,094)	(8,318)	(66,764)	(24,627)

Discontinued operations
Income (loss) from operations of discontinued businesses	(842)	105	(1,795)	(1,538)

Net loss	(30,936)	(8,213)	(68,559)	(26,165)
Less: net loss attributable to noncontrolling interest	(113)	—	(135)	—
Net loss attributable to Orbital Infrastructure Group, Inc.	$(30,823)	$(8,213)	$(68,424)	$(26,165)

Basic and diluted weighted average common shares outstanding	95,355,532	51,838,830	89,292,201	48,221,943

Loss from continuing operations per common share - basic and diluted	$(0.31)	$(0.16)	$(0.75)	$(0.51)

Loss from discontinued operations - basic and diluted	(0.01)	—	(0.02)	(0.03)

Loss per common share - basic and diluted	$(0.32)	$(0.16)	$(0.77)	$(0.54)

Orbital Infrastructure Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months
(in thousands)	Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(68,559)	$(26,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,963	1,295
Amortization of intangibles	10,022	2,739
Amortization of debt discount	4,088	956
Amortization of note receivable discount	(63)	(155)
Stock-based compensation and expense, net of forfeitures	(2,188)	8,066
Fair value adjustment to liability for stock appreciation rights	(269)	2,691
Fair value adjustment to financial instrument liability	14,802	—
Fair value adjustment to warrant liabilities	(4,946)	—
Loss (gain) on extinguishment of debt and debt modifications	28,232	(1,677)
Gain on sale of business	(299)	—
Recovery of bad debt	(491)	(22)
Deferred income taxes	6	(8,978)
Inventory reserve	—	(252)
Gain on sale of assets	(441)	(9)
Non-cash unrealized foreign currency (gain) loss	12	(145)
Liquidated damages	1,077	—
Change in operating assets and liabilities, net of acquisition:
Trade accounts receivable	(869)	3,976
Inventories	319	(165)
Contract assets	(14,402)	(934)
Prepaid expenses and other current assets	(406)	1,390
Right of use assets/lease liabilities, net	306	7
Deposits and other assets	(24)	4
Accounts payable	17,829	(4,099)
Accrued expenses	4,366	158
Contract liabilities	(3,347)	(1,450)
NET CASH USED IN OPERATING ACTIVITIES	(7,282)	(22,769)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	(773)	(21,390)
Purchases of property and equipment	(2,940)	(4,699)
Deposits on financing lease property and equipment	129	(315)
Proceeds from sale of business, net of cash included in the business	(454)	—
Proceeds from sale of property and equipment	424	56
Purchases of investments	(469)	—
Purchase of other intangible assets	(58)	(695)
Proceeds from notes receivable	3,500	621
NET CASH USED IN INVESTING ACTIVITIES	(641)	(26,422)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	3,500	—
Payments on line of credit	(2,000)	(441)
Payments on financing lease obligations	(2,470)	(289)
Proceeds from notes payable	23,300	19,400
Payments on notes payable	(29,799)	(5,582)
Proceeds from sales of common stock and warrants	19,810	42,376
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,341	55,464

Effect of exchange rate changes on cash	(266)	9
Net increase (decrease) in cash, cash equivalents and restricted cash	4,152	6,282
Cash, cash equivalents and restricted cash at beginning of period	28,041	4,524

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$32,193	$10,806

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA from Continuing Operations for the Three and Six Months Ended June 30, 2022 and 2021

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and Adjusted EBITDA from continuing operations to loss from continuing operations, net of taxes for the three and six months ended June 30, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate the Company's performance. EBITDA from continuing operations is defined as loss from continuing operations before interest, taxes, depreciation and amortization, and Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for certain other items as described below. We believe that the exclusion of these items from loss from continuing operations enables management and investors to more effectively evaluate the Company's operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to loss from continuing operations or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) stock-based compensation and expense may vary from period to period due to fair value adjustments from changes in market conditions, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition costs vary from period to period depending on the level of Orbital Infrastructure’s acquisition activity; (iii) gains and losses on the disposal of assets varies from period to period depending on operational wear and tear and condition of the Company's fixed assets; (iv) gains and losses on extinguishment and modification of debt varies from period to period depending on changes in the Company's financing activities; and (v) fair value adjustments to equity-linked financial instrument liabilities varies from period to period depending on changes in the market price of Orbital Infrastructure's common stock and certain assumptions used in fair valuation calculations. Because EBITDA and adjusted EBITDA from continuing operations, as defined, exclude some, but not all, items that affect loss from continuing operations, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, loss from continuing operations, net of income taxes and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes to follow:

(In thousands)	For the Three Months Ended		For the Six Months Ended
(Unaudited)	June 30,		June 30,
	2022	2021	2022	2021
Loss from continuing operations, net of income taxes (GAAP)	$(30,094)	$(8,318)	$(66,764)	$(24,627)
Interest expense, net	9,794	1,014	17,755	1,667
Income tax expense (benefit)	382	(8,952)	623	(8,937)
Depreciation and amortization	9,295	1,874	17,985	3,189
EBITDA from continuing operations (a)	(10,623)	(14,382)	(30,401)	(28,708)
Stock-based compensation and expense, net of forfeitures (b)	862	5,447	(2,457)	9,914
Acquisition costs (c)	—	903	32	903
(Gain) loss on disposal of assets (d)	(338)	(9)	(441)	(9)
(Gain) loss on extinguishment and modification of debt (e)	3,290	(1,927)	29,309	(1,677)
Fair value adjustments to equity-linked financial instruments (f)	8,928	—	9,856	—
Adjusted EBITDA from continuing operations (a)	$2,119	$(9,968)	$5,898	$(19,577)

(a)

The calculations of EBITDA and Adjusted EBITDA from continuing operations for the three and six months ended June 30, 2021 have been amended to conform to the current period calculations of EBITDA and Adjusted EBITDA from continuing operations, net of income taxes.

(b)

The amounts include non-cash expenses recognized from the vesting of stock-based compensation awards issued to employees, executives, directors and consultants for services provided, net of forfeitures. The amount for the six months ended June 30, 2022 includes non-cash expenses recognized from modifications to executive stock appreciation rights (SARS) compensation awards.

(c)

The amounts for the six months ended June 30, 2022 include costs incurred for the acquisition of Coax Fiber Solutions, Inc. The amounts for the  six months ended June 30, 2021 include costs incurred for the acquisition of Gibson Technical Services, Inc.

(d)	The amounts relate to net gains or losses recognized on the disposal of the Company’s fixed assets.
(e)

The amounts for the three and six months ended June 30, 2022 relate to losses recognized on the modification of the Company’s seller financed notes payable issued for the acquisition of Front Line Power Construction, LLC, the issuance of shares of common stock in exchange for payment on notes payable with an institutional investor, and liquidated damages incurred on notes payable with an institutional investor. The amounts for the three and six months ended June 30, 2021 relate to a gain recognized for the forgiveness of payroll protection loans by the U.S. government offset by a loss from the modification of certain convertible notes payable.

(f)

The amounts for the three and six months ended June 30, 2022 relate to changes in fair value of certain down-round and anti-dilutive protections on equity-linked financial instruments issued to the lenders of the Company's syndicated debt and changes in fair value of warrant liabilities from pre-funded warrants and common stock warrants issued to an institutional investor.

Estimated EBITDA and Adjusted EBITDA from Continuing Operations for the Full Year 2022

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and Adjusted EBITDA from continuing operations to loss from continuing operations, net of income taxes for the full year ending December 31, 2022. These reconciliations are intended to provide useful information to investors and analysts as they evaluate the Company's expected performance. EBITDA from continuing operations is defined as loss from continuing operations before interest, taxes, depreciation and amortization, and Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for certain other items as described below. We believe that the exclusion of these items from loss from continuing operations enables management and investors to more effectively evaluate the Company's operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to loss from continuing operations or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) stock-based compensation and expense may vary from period to period due to fair value adjustments from changes in market conditions, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition costs vary from period to period depending on the level of Orbital Infrastructure’s acquisition activity; (iii) gains and losses on the disposal of assets varies from period to period depending on operational wear and tear and condition of the Company's fixed assets; (iv) gains and losses on extinguishment and modification of debt varies from period to period depending on changes in the Company's financing activities; and (v) fair value adjustments to equity-linked financial instrument liabilities varies from period to period depending on changes in the market price of Orbital Infrastructure's common stock and certain assumptions used in fair valuation calculations. Because EBITDA and adjusted EBITDA from continuing operations, as defined, exclude some, but not all, items that affect loss from continuing operations, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, loss from continuing operations, net of income taxes and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes to follow:

	Estimated Range
(In thousands) (Unaudited)	Full Year Ending December 31, 2022
Loss from continuing operations, net of income taxes (GAAP)	$(72,183)	$(67,283)
Interest expense, net	33,527	33,527
Income tax expense (benefit) (a)	1,150	1,250
Depreciation and amortization	34,850	34,850
EBITDA from continuing operations	(2,656)	2,344
Stock-based compensation and expense, net of forfeitures (b)	1,900	1,900
Acquisition costs (c)	32	32
(Gain) loss on disposal of assets (d)	(441)	(441)
(Gain) loss on extinguishment and modification of debt (e)	29,309	29,309
Fair value adjustments to equity-linked financial instruments (f)	9,856	9,856
Adjusted EBITDA from continuing operations	$38,000	$43,000

(a)

These amounts include estimated state minimum tax expenses determined using the statutory tax rates of the jurisdictions where taxable income is expected to be earned. These amounts do not include federal and foreign income tax expense (benefits) as the Company does not expect to generate taxable income related to its US and foreign jurisdictions and expects valuation allowance reserves to be recognized on any deferred tax assets realized during the full year 2022.

(b)

The amount includes non-cash expenses recognized from the vesting of stock-based compensation awards issued to employees, executives, directors and consultants for services provided, net of forfeitures, and modifications to executive stock appreciation rights (SARS) compensation awards.

(c)	The amount includes costs incurred for the acquisition of Coax Fiber Solutions, Inc.
(d)	The amount includes net gains and losses recognized on the disposal of the Company’s fixed assets.
(e)

The amount includes losses recognized from the modification of the Company’s seller financed notes payable issued for the acquisition of Front Line Power Construction, LLC, the issuance of shares of common stock in exchange for payment on notes payable with an institutional investor, and liquidated damages.

(f)

The amount represents changes in fair value of certain down-round and anti-dilutive protections on financial instruments issued to the lenders of the Company's syndicated debt and changes in fair value of warrant liabilities from pre-funded warrants and common stock warrants issued to an institutional investor.